Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 91 to the Registration Statement (Form N-1A, No. 811-22025) for Voya Target Retirement 2065 Fund.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 28, 2020